                                                                  EXHIBIT 10(ww)

                                SYSCO CORPORATION
                            2000 STOCK INCENTIVE PLAN

                           2001 STOCK OPTION AGREEMENT

                                 MIP PARTICIPANT

         Under the terms and conditions of the Sysco Corporation 2000 Stock Incentive Plan (the "Plan"), a copy of which is incorporated into this Agreement by reference, Sysco Corporation ("Sysco") grants to ________________________ (the "Employee") the option to purchase 15,000 shares of Sysco Common Stock, $1.00 par value, at the price of $27.79 per share, subject to adjustment as provided in the Plan (the "Option").

         This Option shall be for a term of ten years commencing on this date and ending September 10, 2011, and shall be subject to the attached Terms and Conditions of Stock Option, which is incorporated in this Agreement by reference.

         When exercised, all or a portion of this Option may be an incentive stock option, governed by Section 422 of the Internal Revenue Code of 1986, as amended. This option is granted without Stock Appreciation Rights.

         The Employee in accepting this Option accepts and agrees to be bound by all the terms and conditions of the Plan and the Terms and Conditions of Stock Option which pertain to stock options granted under the Plan and acknowledges receipt of the Plan dated November 3, 2000 and Sysco's initial disclosure document dated March 7, 2001.

         In addition, as consideration for the issuance of this Option, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Employee agrees to be bound by the following:

CONFIDENTIALITY AND NONCOMPETITION

         1. DEFINITIONS

         (a) For the purposes of this Agreement, the following definitions shall apply:

                  (i) "Trade Secrets" shall mean information not generally known about the Company Business which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Company derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, processes, financial data, lists of actual customers and potential customers, customer route books or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers, sales reports, price lists, product formulae, methods and procedures relating to services.

                  (ii) "Confidential Information" means other business information of the Company not generally known to the public and which the Company desires and makes reasonable efforts to keep confidential, including without limitation the following, to the extent not a "trade secret,": information regarding customers, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures and pricing techniques; the names of and other information concerning customers, and business affiliates (such as contact name, service provided, pricing for that customer, amount of services used, credit and financial data, and/or other information relating to the Company's relationship with that customer); pricing strategies and price curves; positions; plans and strategies for expansion or acquisitions; budgets; customer, supplier and broker lists; research; financial and sales data; trading methodologies and terms; evaluations, opinions, and interpretations of information and data; marketing and merchandising techniques and strategies; prospective customers' and suppliers' names and marks; grids and maps; electronic databases; models; specifications; computer programs; internal business records; contracts benefiting or obligating the Company; bids or proposals submitted to any third party; technologies and methods; training methods and training processes; organizational structure; salaries of personnel; payment amounts or rates paid to consultants or other service providers; and other such confidential or proprietary information.

                  (iii) "Company" shall mean Sysco and all of its subsidiaries.

                  (iv) "Company Business" shall mean the distribution of food or related nonfood products (including, without limitation, paper products, such as disposable napkins, plates and cups, tableware, such as china and silverware, restaurant and kitchen equipment and supplies, medical and surgical supplies, cleaning supplies, and personal care guest amenities, housekeeping supplies, room accessories and hotel and motel textiles) and services to restaurants, healthcare and educational facilities, lodging establishments or other similar customers of such products.

                  (v) "Competing Business" shall mean any person, concern or entity which is engaged in or conducts a business substantially the same as the Company Business or any segment thereof.

                  (vi) "Territory," with respect to employees who are employed by a Sysco subsidiary or operating division ("operating company"), shall mean the geographic area in which any Sysco operating company that has employed Employee at any time during the twenty-four month period ending on the date of the termination of Employee's employment with Sysco or an operating company has customers and/or transacts business, and with respect to corporate employees (including those employed directly by Sysco, Sysco Resources, Inc., or Sysco Personnel, Inc.), shall mean all geographical areas in which any Sysco operating Company has offices or transacts business. The parties hereto agree that the Company serves customers throughout the Territory and Employee's duties and responsibilities hereunder extend throughout the Territory.

         2. CONFIDENTIAL INFORMATION

         Employee covenants and agrees that he or she will not at any time, other than in the performance of his or her duties for the Company, both during and after his or her employment by the Company, communicate or disclose to any person or entity, or use for his or her benefit or for the benefit of any other person or entity, directly or indirectly, any of the Company's Trade Secrets and/or Confidential Information. For the purposes of this Agreement, the prohibition against the disclosure of Confidential Information only shall end twenty-four (24) months after the termination, for any reason, of Employee's employment with the Company. The disclosure of Trade Secrets by the Employee is prohibited for the life of the Employee, or until the Trade Secret information becomes publicly available through no fault of the Employee.

         3. AGREEMENT NOT TO SOLICIT CUSTOMERS AND SUPPLIERS

         Employee acknowledges that he or she provides unique services to the Company which both parties acknowledge has resulted in and expect will continue to result in the creation of goodwill for the Company among its customers and suppliers. Employee's duties may include participating in developing relationships with particular customers or suppliers on the Company's behalf. Employee further acknowledges that Trade Secrets and Confidential Information are the foundation of the Company's business and that such Trade Secrets and Confidential Information change and evolve on a continual basis.

         Because the Company has agreed to expose Employee to various customers and suppliers and/or disclose various Trade Secrets and Confidential Information to Employee, in order to protect the Company's goodwill in its customers, as well as its Trade Secrets and Confidential Information, Employee covenants and agrees that during his or her employment by the Company and for a period of one year following the termination of such employment for any reason, he or she will not, without the prior written consent of the Company, either directly or indirectly, on his or her own behalf or in the service or on behalf of others, solicit, or attempt to divert or appropriate to a Competing Business, any supplier or customer of any operating company that Employee had responsibility for supervising at any time during the twenty-four months immediately preceding termination of his or her employment, or if Employee is a corporate employee, any supplier or customer with whom Employee dealt at any time during the twenty-four month immediately preceding termination of his or her employment.

         4. AGREEMENT NOT TO COMPETE

         Employee recognizes that developing customers on behalf of the Company takes substantial time, money and personal contact. Employee further acknowledges that Trade Secrets, Confidential Information and the Company's relationships with its customers and suppliers are the foundation of the Company's business. Accordingly, in order to protect the Company's customer and supplier relationships and the Company's Trade Secrets and Confidential Information, Employee covenants and agrees that during employment by the Company and for a period of one year after termination of such employment for any reason, Employee will not, without prior written consent of the Company, directly or indirectly, within the Territory, on behalf of himself or any Competing Business, engage in any business in which Employee provides services which are the same or substantially similar to Employee's duties during the last twelve months of his or her employment with the Company.

         5. AGREEMENT NOT TO SOLICIT EMPLOYEES

         During his or her employment by the Company and for a period of one year following termination of such employment for any reason, Employee will not either directly or indirectly, solicit, divert or recruit any employee of the Company to leave such employment to work for a Competing Business.

         6. AGREEMENT NOT TO DISPARAGE

         Following termination of his or her employment with the Company, Employee agrees that he or she will neither say, write nor communicate in any manner to any person or entity anything derogatory or negative about the Company, and its officers, directors, employees, affiliates, and representatives or any products or services of the Company, regardless of the truth or falsity of the information, for a period of five years following such termination.

         7. COMPANY PROPERTY

         The physical embodiment of Employee's work, as well as all writings, records, notes, files, memoranda, reports, price lists, devices, client lists, plans, documents, equipment, apparatus, physical manifestations of programs and like items, and all copies thereof, relating to the Company Business, Confidential Information or Trade Secrets, which shall be prepared by Employee or which shall be disclosed to or which shall come into the possession of Employee, shall be and remain the sole and exclusive property of the Company. Employee covenants and agrees that Employee will promptly deliver to the Company the originals and all copies of any of the foregoing that are in Employee's possession, custody or control, and any other property belonging to the Company. In addition, Employee covenants and agrees to return all Company property to the Company immediately upon termination of employment without demand.

         8. REMEDIES

         Employee acknowledges and agrees that by virtue of the duties and responsibilities attendant to his or her employment by the Company and the special knowledge of the Company's affairs, business, clients and operations that he or she has and will have as a consequence of such employment, irreparable loss and damage will be suffered by the Company if Employee should breach or violate any of the covenants and agreements contained in Sections 1-7 hereof. Employee further acknowledges and agrees that each of such covenants is reasonably necessary to protect and preserve the Company Business and the assets of the Company. Employee therefore agrees and consents that, in addition to any other remedies available to the Company, the Company shall be entitled to an injunction to prevent a breach or contemplated breach by Employee of any of the covenants or agreements contained in such paragraphs.

         9. NO EMPLOYMENT AGREEMENT

         Employee acknowledges and agrees that nothing contained herein shall be deemed an offer of employment to Employee, a contract of employment or a promise of continued employment by or with the Company.

         10. SEVERABILITY. If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall be deemed modified to most closely resemble the original intent of the parties, without invalidating the remainder of this Agreement; and such shall not affect any other provision of this Agreement and each other provision of this Agreement shall be enforced to the full extent permitted by law.

         11. ATTORNEYS FEES

         Employee agrees and acknowledges that if the Company successfully enforces any right under this Agreement through legal process of any kind, then the Company shall be entitled to recover from Employee its costs of such enforcement, including reasonable attorneys fees.

         12. SURVIVAL

         Notwithstanding the expiration or termination of this Agreement by any party for any reason whatsoever, the rights and obligations set forth in paragraphs 1- 11 above, will remain in full force and effect until they have been fully exercised and discharged.

Granted as of September 11, 2001.

                                                SYSCO CORPORATION


                                                By:
                                                    ---------------------------
                                                    Charles M. Cotros

ACCEPTED:


----------------------------
Employee

----------------------------
Date

              (PLEASE RETURN A SIGNED COPY TO CONNIE S. BROOKS AND
                         RETAIN A COPY FOR YOUR FILES.)

                      TERMS AND CONDITIONS OF STOCK OPTION

                                 MIP PARTICIPANT

         1. Please carefully review all the provisions of the Sysco Corporation 2000 Stock Incentive Plan (the "Plan"). In addition to the conditions set out in the Plan, the exercise of this Option is contingent upon satisfying the provisions of this document.

         2. This Option shall vest as follows:

            20%  on    July 2, 2005
            20%  on    July 1, 2006
            20%  on    June 30, 2007
            20%  on    June 28, 2008
            20%  on    June 27, 2009

         Notwithstanding the foregoing, any unvested portion of this Option shall automatically vest on the date you attain age sixty, provided that you are employed by the Company on that date.

         3. The vested portion of this Option may be exercised at any time on or after the date which it vests, provided that at the time of the exercise all of the conditions set forth in the Plan and in this document have been met. The Plan provides that the Compensation and Stock Option Committee may waive any vesting requirements set forth herein.

         4. Please note that this Option is nontransferable and may be exercised in part or in whole only if the conditions set forth in the Plan and herein have been fulfilled. This Option is in all respects limited and conditioned as provided in the Plan, including, but not limited to, the following:

                  (a) Except as set forth below, this Option, whether or not vested, will terminate on the date of the severance of your employment relationship with the Company or any subsidiary thereof for any reason, for or without cause. Whether an authorized leave of absence, or an absence for military or government service, constitutes the severance of your employment relationship with the Company will be determined by the Sysco Compensation and Stock Option Committee at the time of the event. Notwithstanding the foregoing, however, if before the expiration of this Option you retire in good standing from the employ of the Company for reasons of age or disability under the established rules of the Company then in effect, the vested portion of this Option will remain in effect and be exercisable in accordance with its terms as if you remained an employee of the Company.

                  (b) As set forth in the Plan, in the event of your death while this Option is outstanding, this Option may be exercised by your estate, or by the person to whom such right devolves from you by reason of your death (to the extent your right to exercise this Option has vested at the time of your death) at any time within one year after the date of your death or ten years after the date of grant, whichever date occurs first. Thereafter, all portions of this Option will terminate.

         5. At the time or times when you wish to exercise this Option, in whole or in part, please refer to the provisions of the Plan dealing with methods and formalities of exercising this Option or follow the procedures provided to you by the Company from time to time. If there is any variance or contradiction between the provisions of the Plan and the terms and conditions above, the provisions of the Plan will prevail.